Exhibit 99.2
 El Paso Electric - Acquisition by IIFCreating value for all stakeholders  June 3, 2019

 Forward-Looking Statements  This presentation includes statements that are forward-looking statements made pursuant to the safe harbor provisions of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition of El Paso Electric (EE) shareholder and regulatory approvals, the expected timetable for completing the proposed transaction and any other statements regarding EE’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of EE’s shareholders; the timing to consummate the proposed transaction; satisfaction of the conditions to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management’s time on transaction-related issues. Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in EE's most recently filed periodic reports and in other filings made by EE with the U.S. Securities and Exchange Commission (the "SEC"), and include, but is not limited to: (i) the impact of the federal law commonly referred to as the Tax Cuts & Jobs Act and other U.S. tax reform legislation; (ii) increased prices for fuel and purchased power and the possibility that regulators may not permit EPE to pass through all such increased costs to customers or to recover previously incurred fuel costs in rates; (iii) full and timely recovery of capital investments and operating costs through rates in Texas and New Mexico, and at the Federal Energy Regulatory Commission; (iv) uncertainties and instability in the general economy and the resulting impact on EPE's sales and profitability; (v) changes in customers' demand for electricity as a result of energy efficiency initiatives and emerging competing services and technologies, including distributed generation; (vi) unanticipated increased costs associated with scheduled and unscheduled outages of generating plant; (vii) unanticipated maintenance, repair, or replacement costs for generation, transmission, or distribution facilities and the recovery of proceeds from insurance policies providing coverage for such costs; (viii) the size of EE’s construction program, the receipt of necessary permits and approvals and EPE’s ability to complete construction on budget and on time; (ix) potential delays in our construction and resource contracting schedule due to legal challenges or other reasons; (x) costs at Palo Verde; (xi) decisions and actions of EE’s regulators and the resulting impact on EE's cost of capital, sales and profitability; (xii) deregulation and competition in the electric utility industry; (xiii) possible increased costs of compliance with environmental or other laws, regulations and policies; (xiv) possible income tax and interest payments as a result of audit adjustments proposed by the Internal Revenue Service or state taxing authorities; (xv) uncertainties and instability in the financial markets and the resulting impact on EE's ability to access the capital and credit markets; (xvi) actions by credit rating agencies; (xvii) possible physical or cyber-attacks, intrusions or other catastrophic events; (xviii) the U.S. Government shutdown and the resulting impact on EE's sales and profitability; and (xix) other factors of which EE is currently unaware or deem immaterial. EE's filings are available from the SEC or may be obtained through EE's website at http://www.epelectric.com. Any such forward-looking statement is qualified by reference to these risks and factors. EE cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this presentation, and EPE does not undertake to update any forward-looking statement contained herein.

 Additional Information  Additional Information and Where to Find It In connection with the proposed merger, EPE expects to file a proxy statement, as well as other materials, with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by EE with the SEC at http://www.sec.gov, the SEC’s website, or from EE’s website (http://www.epelectric.com) under the tab, “Investor Relations” and then under the heading “SEC Filings.” In addition, the proxy statement and other documents filed by EE with the SEC (when available) may be obtained from EE free of charge by directing a request to Investor Relations, Phone: 1-800-592-1634. Media inquiries can be directed to Eduardo Gutierrez at EPE, Phone: 915-497-3495.Participants in the Solicitation EE, its directors and certain of its executive officers and other persons may be deemed to be participants in the solicitation of proxies from EE’s shareholders with respect to the proposed merger. Information regarding EE’s directors and executive officers is available in its definitive proxy statement for its 2019 annual meeting, filed with the SEC on April 12, 2019. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed merger.

 Acquisition Summary  El Paso Electric Company (“EE”) has entered into a definitive agreement to be purchased by the Infrastructure Investments Fund (“IIF”), an investment vehicle advised by J.P. Morgan Investment Management Inc.Key Terms$4.3 billion enterprise value, including EE net debt $68.25 per share cash consideration17% premium to EE’s closing price on May 31, 2019, the last trading day prior to the announcement of the agreement28.6x implied P/E multiple based on the EPS for the 12 months ended March 31, 2019 EE shareholders will continue to receive dividends in the ordinary course until closing Transaction structured to maintain EE’s balanced capital structureTransaction expected to close in first half of 2020  Maximizes value for EE shareholders and provides meaningful benefits to all stakeholders

 Customer, Employee & Community Commitments  Local Workforce Retention & Continuity  Real commitments to ensure that EE's workforce, including union and non-union employees and management, will remain in place. EE will continue as an independently-operated, regulated utility while remaining headquartered in El Paso, Texas.  Electric Bill Credit for Customers  EE and IIF have committed to $21 million in credits on customer electric bills over 36 months.   Community Contributions  EE and IIF remain committed to $1.2 million in annual charitable contributions under EE’s existing Community Partner Program.  Community Economic Sustainability Fund  EE and IIF have committed to establish a Community Economic Sustainability Fund to invest $100 million over 20 years to fund growth and economic development in EE’s service area.

 IIF: An Experienced, Proven Partner Committed to Our Success  An $11.3 billion private investment vehicle advised by a dedicated infrastructure investment group within J.P. Morgan Investment Management Inc. Invests the retirement funds of 40 million families, including 2 million people across Texas and New Mexico, in critical infrastructure serving vibrant communitiesIIF’s family of companies provides essential services, such as energy, water and transportation, which are vital to the economic health and productivity of the communities in which they operateIIF is committed to working with EE to continue and expand upon its work as a good corporate citizen with significant investment benefiting the communities of west Texas and southern New MexicoSafety and health for employees, customers and communities is a top priority for IIF  All information is as of 3/31/19

 IIF: An Experienced, Proven Partner Committed to Our Success (cont.)  IIF is an experienced owner of utility assets and a leading investor in renewable energy, including:EE is a flagship investment for IIF, and IIF is excited to partner with EE in its next phase of growth  Companies in IIF family, including 11 energy, utility & electric generation companies  of renewable capacity owned/operated  employees at IIF companies  customers served through IIF companies  on Sustainability across its family of companies  19  3.4 GW   20+ Million   Focus  9,000   ~  All information is as of 3/31/19

 Approval Process  Required approvals before close of transaction  EE shareholdersHart-Scott-Rodino clearanceFederal Energy Regulatory Commission (FERC) U.S. Nuclear Regulatory Commission (NRC)Federal Communications Commission (FCC) Public Utility Commission of Texas (PUCT)New Mexico Public Regulation Commission (NMPRC) City of El Paso, TX